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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Template Software, Inc. on Form S-8 (File No. 3333-24873), of our report dated September 13, 1997 on our audits of the financial statements of Milestone Software GmbH as of December 31, 1995 and 1996 and for the years then ended, which report is included in this Form 8-K/A.

Dusseldorf, Germany
September 13, 1997



[COOPERS & LYBRAND LOGO APPEARS HERE]

Wirtschaftsprufungsgesellschaft
Gesellschaft mit beschrankter Haftung


 /s/ Wiegand                             Leveque
-----------------               ---------------------------
     Wiegand                             Leveque
Wirtschaftsprufer               Certified Public Accountant